Exhibit 10.4

Nanjing Tingju Real Estate Brokerage Co., LTD

Solemnly declare: Any payment received by our employees from customers shall be valid only if it is issued with the financial seal of our company, otherwise the company will not approve it.

House Lease Contract contract no N0: 0002542

Lessor: Chongda He ID No.: 320724198407135717 (hereinafter referred to as Party A)

Representative/Agent: ____________________ ID No.: ____________________

Lessor’s current address: _________________________________________

Lessee: Jiangsu HUHU Electromenchanical Technology Co.,Ltd. ID No. : 91320214346537120H(hereinafter referred to as Party B) Representative/agent: _Fulai Wei_ ID No. : 320922198908075720

Current address of the lessee: ________________

Intermediary: Nanjing Tingju Real Estate Brokerage Co., LTD. Business license

Registration number: 320111000201903120143

Address: No. 3, Yanling Road, Shiqi Community, Qiaolin Street, Pukou District, Nanjing

In accordance with the provisions of national laws and regulations, to clarify the rights and obligations of Party A and Party B, both parties enter into this contract upon consensus through negotiation.

Article 1: Property address

Party A owns the room which locates in Room 307, Building 5, Qialinshan Yayuan, Pukou District, Nanjing, with a construction area of 85 square meters. The house type is: residential building . Party A leases it to Party B for residential use.

Article 2: Lease term

I. The lease period is for one year, from December 14, 2021 to December 15, 2021. Party A will deliver the leased premises to Party B for use on December 15, 2021.

Article 3: Payment method

I. Party A and Party B agree that the monthly rent is RMB one thousand and eight hundreds yuan(￥1,800.00) ,which shall be paid by Party B to Party A or to the bank account designated by Party A on the day of each month, paid in advance and used later.

II. Upon signing the Contract, Party B shall pay Party A the deposit for the lease of the house in RMB one thousand and eight hundreds yuan(￥1,800.00) .. The deposit shall be returned to Party B in full without interest by Party A on the day of termination of the contract after Party B has paid the relevant lease fee. The receipt issued by Party A shall prevail.

III. Based on the services provided by the Intermediary, Party A shall pay the intermediary RMB nine hundreds Yuan (￥900.00)  as service commission on the date of signing this Contract; Party B shall pay the intermediary RMB nine hundreds Yuan (￥900.00) as service commission.

Nanjing Tingju Real Estate Brokerage Co., LTD

Solemnly declare: Any payment received by our employees from customers shall be valid only if it is issued with the financial seal of our company, otherwise the company will not approve it.

Article 4: Breach and liability

I. Party A may terminate the contract, take back the premises and hold Party B liable under any of the following circumstances:

(i) To sublet, sublet, transfer, lend or exchange the premises with others without prior written consent of Party A;

(ii) Using the leased premises to carry out illegal activities, damaging the public interest;

(iii) Default the rent for months.

II. If Party A continues to lease the house after the expiration of this contract, Party B shall have the priority to lease the house under the same conditions.

III. Party A shall compensate Party B in RMB one thousand and eight hundreds yuan(￥1,800.00)  for early termination of the Contract.

IV. If Party B terminates the contract in advance, Party A shall confiscate the rental deposit paid by Party B.

V. If Party B fails to pay the rent, in addition to the overdue rent, Party B shall pay 20% of the rent to Party A on a daily basis.

VI. Party A shall pay the expenses incurred before the signing of the lease contract, and Party B shall pay the expenses incurred after the delivery of the premises to Party B.

VII. Party A guarantees that there is no property rights dispute;If Party B requires Party A to provide the property title certificate or other relevant certification materials due to business needs, Party A shall provide assistance.

VIII. Party B shall be responsible for personal and property safety during the lease period, and Party A shall not be responsible for it.

Article 5: Methods of dispute resolution

Any dispute arising during the performance of this Contract shall be settled by both parties through negotiation.If no agreement can be reached through consultation, it may apply for arbitration to the Economic Contract Arbitration Commission of the Municipal Administration for Industry and Commerce, or bring a suit in the people’s court.

Nanjing Tingju Real Estate Brokerage Co., LTD

Solemnly declare: Any payment received by our employees from customers shall be valid only if it is issued with the financial seal of our company, otherwise the company will not approve it.

Article 6: Methods of dispute resolution

For matters not covered in this contract, both parties may negotiate and sign a supplementary agreement, which shall have the same effect as this Contract. This contract is made in triplicate, with each party holding a copy and the intermediary party reserving one copy of the stub. It shall come into force after being signed and confirmed by the three parties.

item name	quantity	brand	model	remarks	item name	quantity	brand	model	remarks
goggle-box					sofa
Set-Top Box					tea table
washing machine	1				TV bench
refrigerator	1				bookcase	2
air conditioner	2				wardrobe	2
water heater	1				bed	3
cooker hood	1				Dining tables and chairs	1table and 4 chairs
gas-oven					shoe cabinet
microwave					storeroom
Water card					Water meter reading
Electric card					Meter reading

Comments on a form: i clean the house and pay off the water and electricity charges；If the lease term is not full, the rent and deposit will be not refunded; If the goods in the room are deemed to be damaged, Party B shall compensate, and the rest shall be repaired by Party A. ii. The payment method is one month’s rent as a deposit and three months’ rent at a time, and pay the next quarter rent half a month in advance.

Lessor : ___________ (Seal)Agent: ___________ (Seal) Lessee: ___________ (Seal)

DATE:                              DATE:                                        DATE:

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